Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements of Alico, Inc., referred to as Alico, reflect the December 2, 2014 acquisition of certain assets and liabilities of Orange-Co, LP, or Orange-Co, including approximately 20,263 acres of citrus groves in DeSoto and Charlotte Counties and a 51% ownership interest in Citree Holdings 1, LLC but excluding certain retained assets and liabilities, for approximately $282,000,000 in a transaction we refer to as the Orange-Co Acquisition. The unaudited pro forma condensed consolidated financial statements also reflect certain financing transactions related to the Orange-Co Acquisition, which had the effect of refinancing Alico’s previously outstanding term loan and Orange-Co’s term and working capital indebtedness, with (1) a new credit facility entered into with Metropolitan Life Insurance Company and New England Life Insurance Company, referred to as the MetLife Agreement, providing for term loans in the aggregate principal amount of $182,500,000 and $25,000,000 in revolving credit commitments, and (2) a new credit agreement with Rabo Agrifinance, Inc., referred to as the Rabo Credit Agreement, providing a $70,000,000 revolving working capital line of credit (of which approximately $28,365,000 was drawn at the closing of the Orange-Co Acquisition).

In addition to the Orange-Co Acquisition, the following completed and probable transactions are included in the unaudited pro forma condensed consolidated financial statements:

•	On November 21, 2014 Alico sold approximately 36,000 acres of land used for sugarcane production and land leasing in Hendry County, Florida to Global Ag Properties USA, LLC for total gross proceeds of approximately $97,900,000 million, which we refer to as the Sugarcane Disposition;
•	On December 2, 2014, Alico entered into an Agreement and Plan of Merger (also referred to as the Merger Agreement) with 734 Sub, LLC, a wholly owned subsidiary of Alico (also referred to as Merger Sub), 734 Citrus Holdings, LLC (also referred to as Silver Nip Citrus) and, solely with respect to certain sections thereof, the equity holders of Silver Nip Citrus. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Silver Nip Citrus, with Silver Nip Citrus surviving as a wholly owned subsidiary of Alico. We refer to this as the Merger. We anticipate a closing date for the Merger on or about March 1, 2015.

The unaudited pro forma condensed consolidated financial statements have been prepared on a basis consistent with GAAP and applicable requirements of the SEC.

The unaudited pro forma condensed consolidated statements of comprehensive income combine the historical consolidated statements of income of Alico and Orange-Co for the fiscal year ended September 30, 2014, and of Silver Nip Citrus for its fiscal year ended June 30, 2014, giving effect to the Orange-Co Acquisition, Sugarcane Disposition and Merger as if they had occurred on October 1, 2013. The unaudited pro forma condensed consolidated balance sheets combine the respective balance sheets of Alico and Orange-Co as of September 30, 2014, and of Silver Nip Citrus as of June 30, 2014, giving effect to the Orange-Co Acquisition, Sugarcane Disposition and Merger as if they occurred effective September 30, 2014.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report.

The unaudited pro forma adjustments are based on preliminary purchase price allocations and, in the case of the Merger, an estimated purchase price. Alico based these estimates on available information and assumptions it believes to be reasonable. Therefore the amounts in the unaudited pro forma condensed consolidated financial statements are subject to change. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what Alico’s consolidated results of operations or financial position would have actually been, had the Orange-Co Acquisition in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Alico for any future period or date.

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ALICO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2014

(dollars in thousands, except share and per share amounts)

	As Reported
	Alico, Inc.	Orange-Co, LP	734 Citrus	Total		Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$30,779	$447	$241	$31,467	(a)	$(3,168)	$26,367
					(c)	(470)
					(e)	(1,800)
					(f)	338

Restricted cash	-	-	-	-	(b)	97,126	-
					(c)	-
					(c)	(97,126)

Investments	263	-	-	263		-	263
Accounts receivable, net	3,847	917	4,594	9,358	(f)	5	9,363

Inventories	19,929	31,480	5,540	56,949	(d)	2,263	59,212

Assets held for sale	56,681	-	2,832	59,513		(54,130)	2,551
					(d)	(2,832)

Other current assets	573	304	432	1,309		-	1,309
Total current assets	112,072	33,148	13,639	158,859		(59,794)	99,065

Restricted cash	-	185	-	185	(c)	(185)	-
Investment in Magnolia Fund	1,435			1,435		-	1,435

Investments, deposits and other non-current assets	1,933	2,699	972	5,604	(c)	(712)	5,791
					(c)	2,834
					(c)	(379)
					(f)	(1,556)

Cash surrender value of life insurance	695	-	-	695		-	695

Property, buildings and equipment, net	87,432	92,616	39,401	219,449	(c)	152,361	407,997
					(d)	26,009
					(f)	10,178
Total assets	$203,567	$128,648	$54,012	$386,227		$128,756	$514,983

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ALICO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2014

(dollars in thousands, except share and per share amounts)

	As Reported
	Alico, Inc.	Orange-Co, LP	734 Citrus	Total		Adjustments	Proforma
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,347	$4,399	$641	$8,387	(c)	$(1,865)	$5,771
					(c)	$(226)
					(a)	$(1,009)
					(b)	$243
					(f)	$242

Long-term debt, current portion	2,000	25,932	1,197	29,129	(c)	(25,933)	10,871
					(c)	7,125
					(d)	550

Income taxes payable	4,572	-	-	4,572	(c)	(692)	3,196
					(e)	(684)

Dividend payable	442	-	-	442		-	442
Accrued ad valorem taxes	1,850	-	-	1,850		-	1,850
Due to Orange-Co, LP	-	-	-	-	(c)	3,750	3,750
Deferred income taxes	-	-	3,135	3,135	(b)	5,246	8,381
Other current liabilities	3,485	-	-	3,485	(a)	(2,159)	1,326
Total current liabilities	15,696	30,331	4,973	51,000		(15,412)	35,588

Long-term debt, net of current portion	32,000	87,278	29,604	148,882	(c)	(87,278)	242,794
					(c)	170,240
					(d)	10,450
					(f)	500

Due to Orange-Co, LP	-	-	-	-	(c)	3,750	3,750
Capital lease obligation, noncurrent	839	-	-	839		-	839
Deferred gain on real estate sale	-	-	-	-	(b)	29,140	29,140
Deferred income taxes, net of current portion	5,739	-	3,021	8,760		-	8,760
Deferred retirement benefits, net of current portion	3,856	-	-	3,856		-	3,856
Total liabilities	58,130	117,609	37,598	213,337		111,389	324,726

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value. Authorized 1,000,000 shares; issued and
outstanding, none	-	-	-	-		-	-

Common stock, $1 par value; 15,000,000 shares authorized; 8,198,1113
shares issued and 8,128,347 outstanding at September 30, 2014	7,377	-	-	7,377	(d)	821	8,198

Additional paid in capital	3,742	-	-	3,742	(d)	30,032	33,774

Treasury stock at cost, 15,766 shares held at September 30, 2014	(650)	-	-	(650)		-	(650)
Members' Equity	-	-	16,414	16,414	(d)	(16,414)	4,194
					(f)	4,194

Retained earnings	134,968	11,039		146,007	(b)	8,367	140,712
					(c)	(11,039)
					(c)	(1,128)
					(e)	(1,116)
					(c)	(379)
Total Alico stockholders’ equity	145,437	11,039	16,414	172,890		13,338	186,228

Noncontrolling interest	-	-	-	-	(f)	4,029	4,029
Total liabilities and stockholders’ equity	$203,567	$128,648	$54,012	$386,227		$128,756	$514,983

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

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ALICO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE INCOME

Fiscal Year Ended September 30, 2014

(in thousands, except per share amounts)

	As Reported
	Alico, Inc.	Orange-Co, LP	734 Citrus	Total	Adjustments		Proforma
Operating revenues:
Citrus Groves	$47,069	$71,925	$15,617	$134,611		$-	$134,611
Agricultural Supply Chain Management	12,376	-	-	12,376		-	12,376
Improved Farmland	20,429	-	-	20,429	(g)	(20,129)	300
Ranch and Conservation	8,172	-	-	8,172		-	8,172
Other Operations	634	-	-	634		-	634
Total operating revenue	88,681	71,925	15,617	176,223		(20,129)	156,094

Operating expenses:
Citrus Groves	30,213	42,782	12,740	85,735		-	85,735
Agricultural Supply Chain Management	12,317	-	-	12,317		-	12,317
Improved Farmland	21,356	-	-	21,356	(h)	(22,065)	(709)
Ranch and Conservation	4,330	-	-	4,330		-	4,330
Other Operations	374	-	-	374		-	374
Total operating expenses	68,591	42,782	12,740	124,113		(22,065)	102,048

Gross profit	20,090	29,143	2,877	52,110		1,936	54,046
Corporate general and administrative	12,234	3,854	1,540	17,628		-	17,628

Income from operations	7,856	25,289	1,337	34,482		1,936	36,418

Other (expense) income:
Interest and investment income, net	131	-	-	131		-	131
Interest expense	(969)	(4,309)	(1,634)	(6,912)	(i)	(2,938)	(9,850)
Gain on sale of real estate	4,820	-	-	4,820	(b)	13,613	18,433
Other income (loss), net	(55)	-	6,157	6,102	(j)	(6,000)	102
Total other income, net	3,927	(4,309)	4,523	4,141		4,675	8,816

Income before income taxes	11,783	20,980	5,860	38,623		6,611	45,235
Income taxes	3,733	-	6,156	9,889	(l)	6,555	16,444

Net income attributable to common shareholders	8,050	20,980	(296)	28,734		56	28,790

Comprehensive income, net of tax effect	-	-	-	-		-	-

Comprehensive income attributable to common shareholders	$8,050	$20,980	$(296)	$28,734		$56	$28,790

Weighted-average number of shares outstanding:
Basic	7,336	-	-	7,336		821	8,157
Diluted	7,354	-	-	7,354		821	8,175
Earnings per common share:
Basic	$1.10	$-	$-	$3.92		$(0.39)	$3.53
Diluted	$1.09	$-	$-	$3.91		$(0.39)	$3.52

Cash dividends declared per common share	$0.24	$-	$-	$0.24		$-	$0.24

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Note A—Orange-Co Acquisition

On December 2, 2014, Alico completed the acquisition of certain citrus and related assets of Orange-Co pursuant to an Asset Purchase Agreement, which we refer to as the Orange-Co Purchase Agreement, dated as of December 1, 2014. The assets Alico purchased include approximately 20,263 acres of citrus groves in DeSoto and Charlotte Counties, Florida, which comprise one of the largest contiguous citrus grove properties in the state of Florida. The purchase price was approximately $282,000,000 including: (1) $147,500,000 in initial cash consideration, subject to adjustment as set forth in the Orange-Co Purchase Agreement; (2) up to $7,500,000 in additional cash consideration to be released from escrow in equal parts, subject to certain limitations, on December 1, 2015 and June 1, 2016; (3) the refinancing of Orange-Co’s outstanding debt including approximately $91,200,000 in term debt and a working capital facility of approximately $27,800,000 and (4) the assumption of certain other liabilities. On December 1, 2014, Alico deposited an irrevocable standby letter of credit issued by Rabo Agrifinance, Inc., or Rabo, in the aggregate amount of $7,500,000 into an escrow account to fund the additional cash consideration.

Alico concurrently entered into arrangements to finance the Orange-Co Acquisition as follows:

Metlife Credit Agreement

Alico entered into a First Amended and Restated Credit Agreement with Metropolitan Life Insurance Company and New England Life Insurance Company under which they provided term loans in the aggregate principal amount of $182,500,000 and $25,000,000 in revolving credit commitments. The term loans are subject to 5% annual principal amortization while the revolving credit commitment is interest only until maturity.

The Metlife Agreement amends and restates existing credit facilities, dated as of September 8, 2010 (as amended from time to time) between Alico and Rabo. Under this prior credit agreement, Alico had a term loan in the initial principal amount of $40,000,000, of which $33,500,000 was outstanding at the date of refinancing and $60,000,000 in undrawn revolving credit commitments.

Rabo Credit Agreement

Alico entered into a Credit Agreement with Rabo which provided a $70,000,000 revolving working capital line of credit for Alico, of which approximately $28,365,000 was drawn at the closing date. This facility is interest only until maturity.

Note B—Disposition of Sugarcane Land in Hendry County, Florida

On November 21, 2014, Alico completed the sale of approximately 36,000 acres of land used for sugarcane production and land leasing in Hendry County, Florida to Global Ag Properties, LLC, which we refer to as Global Ag Properties, for approximately $97,900,000 in cash.

Proceeds from the Sugarcane Disposition were deposited with a Qualified Intermediary in anticipation of a potential tax deferred like kind exchange pursuant to Internal Revenue Code Section 1031 (See Note A—Orange-Co Acquisition).

On May 19, 2014, Alico entered into a triple net Agricultural Lease, or the USSC Lease, to lease approximately 30,600 acres of the subject property to United States Sugar Corporation, or USSC. At the time it entered into the USSC Lease, Alico received a one-time reimbursement for costs incurred to plant sugarcane, sugarcane growing costs and for the sale of certain rolling stock used in the sugarcane operation of approximately $11,000,000, which was $2,300,000 less than the net book value. The USSC Lease was assigned to Global Ag Properties in conjunction with the Sugarcane Disposition. The annual base rent payable by USSC under the lease is $3,548,485 and is due and payable on or before the first day of each lease year. USSC is obligated to pay additional rent per acre annually if the year-end average net selling price of sugar is greater than or equal to $28 per hundred weight. This effectively increases the rent in the event sugar prices rise during the term of the lease. Certain other recreational and grazing leases were also assigned to Global Ag Properties.

The sales price is subject to post-closing adjustments over a ten (10)-year period. In the first two (2) years of the lease, Global Ag Properties is entitled to a return equal to the purchase price multiplied by 5%. If rental payments received under current leases on the subject property exceed these amounts, Alico will receive a payment from Global Ag Properties for the excess. Conversely, if rental payments received under current leases on the subject property are less than these amounts, Alico will pay Global Ag Properties for the shortfall.

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During years three (3) through ten (10), Global Ag Properties will receive annual payments equal to the greater of (i) the purchase price multiplied by 5% or (ii) the most recent fair market value of the subject property multiplied by 5%, subject to a ceiling on the annual increase of 6% annualized over years one (1) through ten (10). If rental payments received under current leases on the subject property exceed these amounts, Alico will receive a payment from Global Ag Properties for the excess. Conversely, if rental payments received under current leases on the subject property are less than these amounts, Alico will pay Global Ag Properties for the shortfall.

Alico realized a gain of approximately $42,753,000 on the sale. However, approximately $29,140,000 of the gain has been deferred due to Alico’s continuing involvement in the subject property pursuant to a post-closing agreement and the potential adjustments described above. The deferral represents Alico’s estimate of the maximum exposure to loss as a result of the continuing involvement. A net gain of approximately $13,613,000 was recognized in the unaudited pro forma condensed consolidated financial statements as of and for the fiscal year ended September 30, 2014.

Note C—Silver Nip Merger Agreement

On December 2, 2014, Alico entered into the Merger Agreement with 734 Sub, LLC, a wholly owned subsidiary of Alico, Silver Nip Citrus and, solely with respect to certain sections thereof, the equity holders of Silver Nip Citrus. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Silver Nip Citrus, with Silver Nip Citrus surviving as a wholly owned subsidiary of Alico. Subject to the terms and conditions set forth in the Merger Agreement, Alico will issue shares of Alico common stock to the equity holders of Silver Nip Citrus as follows:

•	At the closing of the Merger, Alico will issue to the Silver Nip Citrus equityholders up to 1,463,544 shares of Alico common stock, subject to adjustments set forth in the Merger Agreement for Silver Nip Citrus’ net indebtedness at the closing of the Merger, amounts related to groves specified in the Merger Agreement (also referred to as the TRB Groves) and certain Silver Nip Citrus transaction expenses.
•	Thirty (30) days following the conclusion of Silver Nip Citrus’ 2014-2015 citrus harvest season, Alico will also issue to the Silver Nip Citrus equityholders additional shares of Alico common stock based on the proceeds (net of harvesting costs) received by Alico from the sale of citrus fruit harvested on Silver Nip Citrus groves (excluding the TRB Groves) after the closing of the Merger.

The value assigned to the shares issued in connection with the Merger will be based on the closing price of the Alico common stock on the date the Merger closes. The value assigned to shares issued in connection with the Merger in the accompanying unaudited pro forma condensed consolidated financial statements was based on a $37.58 per share price of the Alico common stock consistent with the value assigned to such shares in the Merger Agreement.

Note D—Pro Forma Adjustments (dollars in thousands)

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(a)—Unearned Rent and Real Estate Tax Payments to Global Ag Properties

Reflects adjustments to pay Global Ag Properties the unearned portion of prepaid rent received from USSC and to pay the 2014 real estate taxes for the subject property.

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(b)—Sugarcane Disposition

The following adjustments were made to record the Sugarcane Disposition as of September 30, 2014.

Sales price	$97,914
Closing costs	(788)
Restricted cash	97,126
Basis of Property	(54,130)
Accrued legal and accounting	(243)
Total gain	42,753
Deferred gain	(29,140)

Recognized gain on sale of real estate	$13,613

Recognized gain on sale of real estate	$13,613
Estimated income taxes	(5,173)

Change in retained earnings	$8,440

(c)—Orange-Co Acquisition

Reflects the purchase of Orange-Co assets and adjustments for assets retained by Orange-Co and liability and equity accounts extinguished as a result of the Orange-Co Acquisition. The adjustment is summarized in the following tables.

Asset adjustments:
Cash paid outside closing for legal and debt issuance costs	$(470)
Restricted cash retained by Orange-Co	(185)
Utilization of restricted cash in 1031 exchange	(97,126)
Write off Orange-Co’s existing deferred loan costs, net	(712)
Deferred loan costs on new debt	2,834
Write off loan costs on Alico’s extinguished debt	(379)
Property, buildings and equipment basis adjustment	152,361
Total	$56,324
Liability and Equity Adjustments:
Accrued real estate taxes paid at closing	$(1,865)
Retire Orange-Co’s long-term debt, current portion	(25,933)
New long-term debt, current portion	7,125
Accrued interest paid at closing	(226)
Income tax benefit from refinacing expenses	(692)
Additional consideration due to Orange-Co, current portion	3,750
Additional consideration due to Orange-Co, net of current portion	3,750
Retire Orange-Co’s long-term debt, net of current portion	(87,278)
New long-term debt, net of current portion	170,240
Eliminate Orange-Co’s retained earnings	(11,039)
Refinancing expenses, net of tax	(1,128)
Write off loan costs on Alico’s extinguished debt	(379)
Total	$56,324
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(d)—Silver Nip Citrus Merger

Adjustments related to the Silver Nip Citrus merger are summarized in the table below and include adjustments related to Silver Nip Citrus’ post balance sheet acquisition of a citrus grove known as TRB Grove, or TRB.

The pro forma adjustments were based on Silver Nip Citrus’s balance sheet for its fiscal year ended June 30, 2014, which includes approximately $44.8 million of net indebtedness, the subsequent acquisition of the TRB Groves for approximately $17.7 million, and, accordingly the issuance of approximately 821,000 shares of Alico common stock.

Asset adjustments:
TRB inventories	$2,263
Assets held for sale disposed subsequent to balance sheet date	(2,832)
Property, buildings and equipment basis adjustment including TRB	26,009
$25,439
Liability and Equity Adjustments:
TRB long-term debt, current portion	$550
TRB long-term debt, net of current portion	10,450
Par value of merger shares	821
Additional paid in capital related to merger shares	30,032
Eliminate Silver Nip Citrus members’ equity	(16,414)
$25,439

(e)—Represents professional fees related to the transactions, net of related taxes.

(f)—Adjustments to record the 51% interest in Citree Holdings 1, LLC, referred to as Citree, acquired as part of the Orange-Co Acquisition. Accordingly, Alico recorded noncontrolling interest in the equity of such entity. Citree did not have any income or loss for the year ended September 30, 2014, and therefore there is no allocation of income or loss to the noncontrolling interest.

(g)—Farmland Revenue Adjustments Due to Sugarcane Disposition

Adjustments reflect elimination of sugarcane farming revenues and assignment of USSC and other leases as shown in the following table.

Elimination of sugarcane revenue	$(18,245)
Assignment of USSC and other leases to Global Ag Properties	(1,884)
Total	$(20,129)

(h)—Farmland Operating Expense Adjustments Due to Sugarcane Disposition

Adjustments reflect elimination of sugarcane costs of sale, sugarcane harvest and hauling expenses, assignment of USSC and other leases, loss on disposition of certain assets in connection with the USSC Lease and estimated negative post-closing adjustments. The following table summarizes these adjustments for the fiscal year ended September 30, 2014.

Elimination of sugarcane costs of sale	$(14,368)
Elimination of sugarcane harvest and hauling expenses	(3,759)
Assignment of USSC and other leases to Global Ag Properties	(578)
Loss on disposition of sugarcane assets	(2,300)
Post-closing adjustments	(1,059)
Total	$(22,065)

The actual sugarcane market price of $29.54 per hundred weight was used to estimate the post-closing adjustment for the fiscal year ended September 30, 2014.

(i)—Reflects estimated additional interest expense on incremental debt incurred in pro forma transactions at a weighted average interest rate of approximately 4%.

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(j)—Silver Nip Citrus Non-Recurring Income from Settlement of Contingent Consideration Arrangement

This adjustment eliminates $6,000,000 in non-recurring income from Silver Nip Citrus’s settlement of a contingent consideration arrangement.

(k)—Additional Depreciation

Recording property, buildings and equipment, including citrus trees, at fair market value will result in additional annual depreciation which will be capitalized to inventory and will increase annual cost of sales beginning in the fiscal year ending on September 30, 2015.

(l)—Income Taxes

Proceeds of the Sugarcane Disposition were reinvested into the Orange-Co Acquisition in a tax deferred like kind exchange transaction pursuant to Internal Revenue Code Section 1031, so income taxes related to the gain have not been reported in the unaudited pro forma condensed consolidated financial statements.

The estimated income tax effect of all adjustments has been computed and included in the Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Income utilizing Alico’s effective tax rate for the fiscal year ended September 30, 2014.

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